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                                                                      EXHIBIT 21


                                 SUBSIDIARIES OF
                          ESCO ELECTRONICS CORPORATION


                                        STATE OR JURISDICTION OF
                                        INCORPORATION OR                        NAME UNDER WICH
NAME                                    ORGANIZATION                            IT DOES BUSINESS
----                                    ------------------------                ----------------
Comtrak Technologies, L.L.C.            Missouri                                Same

Defense Holding Corp.                   Delaware                                Same

Distribution Control Systems            Puerto Rico                             Same
Caribe, Inc.

Distribution Control Systems, Inc.      Missouri                                Same

EMC Test systems, L.P.                  Texas                                   Same

Euroshield OY                           Finland                                 Same

Filtertek BV                            Netherlands                             Same

Filtertek de Puerto Rico, Inc.          Delaware                                Same

Filtertek Do Brazil                     Brazil                                  Same

Filtertek Inc.                          Delaware                                Same and Tek
                                                                                Packaging Division

Filtertek SA                            France                                  Same

PTI Advanced Filtration Inc.            Delaware                                Same

PTI Technologies Inc.                   Delaware                                Same

PTI Technologies Limited                England                                 Same

Rantec Microwave & Electronics, Inc.    Delaware                                Same

VACCO Industries                        California                              Same